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EXHIBIT 7.8


                                AMENDMENT NO. 1
                                       TO
                             1996 STOCK OPTION PLAN
                                       OF
                   CELLULAR TECHNICAL SERVICES COMPANY, INC.
                         (Effective December 14, 1998)

     Paragraph 2 of the 1996 Stock Option Plan of Cellular Technical Services Company, Inc. is hereby amended to increase the aggregate number of shares of Common Stock for which options may be granted under the Plan from 1,100,000 to 1,850,000.

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